Exhibit 10.2

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release ("Agreement") is made and entered into between James L. Reynolds ("Executive") and ADOMANI, Inc., a Delaware corporation ("Company"). Executive and Company are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

1.Separation of Employment. Executive voluntarily resigns from his employment with the Company, and his last day of employment with Company will be October 30, 2020 ("Separation Date"). Executive claims and shall claim no further right to employment by Company or its Affiliates beyond the Separation Date. Executive hereby resigns, effective on the Separation Date, from any and all directorships, committee memberships, and any other positions Executive holds with Company and its Affiliates. For the purposes of this Agreement, the term "Affiliate" means any entity currently existing or subsequently organized or formed that directly or indirectly controls, is controlled by or is under common control with Company, whether through the ownership of voting securities, by contract or otherwise.

2.Earned Payments and Benefits.

2.1All base salary owed to Executive through the Separation Date will be paid to Executive in accordance with Section 4.l(a).

2.2Executive will be covered under Company's health, dental, and vision insurance policies through the end of October, 2020. As of the first day of the following month, Executive and any of Executive's dependents who are covered under Company policy will become eligible for continuation of health, dental, and vision coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 and, to the extent applicable, the California Continuation Benefits Replacement Act ("COBRA"). Company will provide separate information regarding continuation of benefits.

2.3All applicable group term life insurance, long-term disability, short-term disability, and other welfare benefits, if any, will terminate in accordance with the provisions of the applicable plans. Company or any applicable insurance providers will provide separate information regarding individual coverage rights.

3.Payment of Compensation and  Receipt  of All Benefits.  Executive  agrees that, except as provided herein, Company has paid to Executive all compensation and benefits earned by virtue of Executive's employment with Company, including but not limited to all salary, wages, commissions, bonuses, accrued vacation, paid time off, insurance premiums, education, housing, and transportation expenses, allowances, relocation costs, unit interests, unit appreciation rights, equity and all other compensation and benefits owed to Executive, including under any agreement between Company and Executive, or any Company policies or plans. Except as provided in this Agreement, or as required by law, all compensation and benefits will cease on the Separation Date.

4.Separation Benefits.

4.1In consideration of Executive's covenants and waiver and release herein, Company agrees to provide Executive with the following separation payments and benefits (collectively, the "Separation Benefits"), provided that Executive signs, does not revoke, and abides by the terms of this Agreement and all other agreements between Executive and Company:

(a)2021 Payment: Company will pay Executive a payment for 2020 in the amount of Sixty-Four thousand, two hundred fifty dollars ($64,250.00) on January 15, 2021 via wire transfer into Executive's Wells Fargo Bank account or other account as may be designated by the Executive at least fifteen (15) days prior to January 15, 2021, subject to tax withholding.

(b)Benefit Payments: Company shall pay Executive the monthly COBRA premium that would be owed by Executive if he elected COBRA for Executive and his dependents for any COBRA premiums due on or before December 31, 2020, subject to tax withholding.

(c)Extended Stock Option Exercise Date: Company has offered, and Executive has accepted, stock options in the amount of (i) 5,000,000 at an exercise price of $0.10 per share; and (ii)253,650 at an exercise price of $0.45 per share. In consideration for this Agreement, Company will extend Executive's exercise date for the vested portion of such options from ninety (90) days to December 31, 2021. Any portion of such options that are unvested on the Separation Date will be forfeited by Executive.

(d)Merger Vesting: Company has offered, and Executive has accepted, stock options in the amount of(i) 246,350 at an exercise price of$0.45 per share; and (ii) 1,000,000 at an exercise price of $0.12 per share. Executive and Company agree that all such options are currently unvested and shall be fully vested upon the completion of a merger, or similar transaction, of Company with any company completed prior to the termination of such options, and must be exercised within one (I) year of the completion date of such transaction. Company will inform Executive of the completion date and expiration date of the options within a reasonable time after the transaction.

4.2Company's provision of the Separation Benefits does not constitute, and will not be treated for any purpose as, an extension of Executive's employment beyond the Separation Date. Executive acknowledges and agrees that the Separation Benefits are adequate consideration for Executive's covenants, obligations, waiver, and release in this Agreement. Executive further acknowledges that Company would not be providing (and would have no obligation to provide) the Separation Benefits in the absence of this Agreement. Except as set forth above, any unvested equity-based or equity-linked awards held by Executive will terminate for no consideration immediately upon the Separation Date. Except as set forth above, Executive holds no equity-based or equity-linked compensation. Except as otherwise provided expressly herein, all equity-based or equity-linked compensation held by Executive, including the options described above, will be governed by the terms and conditions of the applicable equity plan and the agreements governing such compensation.

5.General Release.

5.1In consideration for Company's agreement to provide Executive the Separation Benefits described in Section 4, Executive hereby agrees, for himself and his marital community, heirs, executors, successors, and assigns, to waive, release, acquit, and forever discharge the Released Parties, as defined below, from any and all claims ("Released Claims"). This release is comprehensive and Released Claims include all known or unknown claims, demands, actions, causes of action, or suits of any kind or nature whatsoever, if any, that Executive has or could have, individually or as a class representative, for any event, occurrence, or omission that has occurred or that could be alleged to have occurred prior to Executive signing this Agreement, including, but not limited to, all losses, debts, liabilities, costs, loss of services, expenses, compensation, contribution, attorneys' fees, and all compensatory, consequential, liquidated, special, and punitive damages. Executive understands that this means that Executive is releasing the Released Parties from claims under any and all foreign, national, state, and local laws, statutes, regulations, ordinances, and common law, including but not limited to claims related to any of the following, which are included as part of "Released Claims": (a) the Employee Retirement Income Security Act ("ERISA"); (b) Title VII of the Civil Rights Act of 1964, as amended; (c) the Americans with Disabilities Act, as amended; (d) the Age Discrimination in Employment Act; (e) the Older Workers Benefit Protection Act; (t) the Family and Medical Leave Act and California Family Rights Act; (g) the California Fair Employment And Housing Act; (h) the Fair Credit Reporting Act; (i) the California Investigative Consumer Reporting Agencies Act and California Consumer Credit Reporting Agencies Act; (j) the California Labor Code, applicable Wage Orders, and the California Constitution; and (k) any other claim concerning or arising from Executive's employment with Company or Executive's separation from Company, including without limitation, retaliation, discrimination, harassment, employee benefits, compensation, wages and work hours, equity, options, leaves of absence and paid time off, express or implied employment contracts, claims for breach of contract based on Executive's Employment Agreement with the Company or otherwise, physical or personal injury, emotional distress, prope1iy damage, fraud, defamation, invasion of privacy, tortious interference, breach of fiduciary duties, breach of the covenant of good faith and fair dealing; estoppel or misrepresentation; and similar or related claims.

5.2For the purpose of this Agreement, the term "Released Parties" means Company, its Affiliates, parents, subsidiaries, predecessors, successors, joint ventures, and related companies and its and their present, former, and future successors and assigns, and all of its and their present, former, and future owners, directors, officers, limited and general partners, members, managers, shareholders, employees, agents, assigns, insurers, trustees, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and attorneys.

5.3"Released Claims" do not include: (a) claims for breach or enforcement of this Agreement; (b) claims that arise after execution of this Agreement; (c) entitlement claims under ERISA for vested benefits arising under any applicable BRISA plan; (d) Executive's right, if any, to individual conversion privileges under any medical, dental, long term disability, life insurance and other welfare program; (e) claims for unemployment insurance benefits; (f) workers' compensation claims; (g) claims challenging the validity of this Agreement under the Age Discrimination in Employment Act and/or the Older Workers Benefit Protection Act; or (h) any other claims that may not be released under this Agreement in accordance with applicable law.

6.Additional Covenants. Executive agrees that, except to the extent such right may not be waived by law, Executive will not commence any lawsuit based on any Released Claim. Executive represents and warrants that Executive has not filed any lawsuits, complaints, or charges based on any Released Claims. Executive understands that nothing in this Agreement prevents Executive from filing or prosecuting a charge with any administrative agency (such as the Equal Employment Opportunity Commission ("EEOC"), U.S. Securities and Exchange Commission ("SEC"), U.S. Department of Labor ("DOL''), or California Department of Fair Employment and Housing ("DFEH")) with respect to any such claim or from participating in an investigation or proceeding conducted by the EEOC, SEC, DFEH, or another administrative agency. Notwithstanding the foregoing, Executive understands and agrees: (a) Executive will not seek and is hereby waiving any claim for personal damages and/or other personal relief; and (b) Executive will cause the withdrawal or dismissal with prejudice of any claim Executive has purported to waive in this Agreement. Notwithstanding the foregoing, this Agreement does not limit Executive's ability to receive an award for information provided to the SEC. Executive represents and warrants that Executive is the sole owner of any and all Released Claims that Executive may have, and that Executive has not assigned or otherwise transferred Executive's right or interest in any Released Claim.

7.Waiver of Unknown Claims. It is a condition hereof, and it is Executive's intention in the execution of the General Release in Section 5, above, that the same shall be effective as a bar to each and every claim specified above, and in furtherance of this intention, Executive hereby expressly waives any and all rights and benefits conferred upon Executive by Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

8.Non-Disclosure of Confidential Information.

8.1Executive has obtained, received, or gained access to Confidential Information (as defined below) in connection with Executive's work for Company. Executive will hold all Confidential Information in strictest confidence and will not acquire, use, publish, disclose, or communicate any Confidential Information without the prior written approval of an authorized principal, officer, manager, member, or agent of Company. Executive represents and warrants that Executive has at all times prior to the execution of this Agreement held in confidence all Confidential Information, and has not acquired, used, published, disclosed, or communicated any Confidential lnformation, except as has been required in connection with Executive's work for Company or pursuant to prior written approval of an authorized principal, officer, manager, member, or agent of Company. The obligations under this provision are in addition to any obligations imposed under prior confidentiality agreements and under federal or state laws, including, without limitation, the California Uniform Trade Secrets Act. Nothing in this provision prohibits disclosures required by law or the legal process, including as provided in Section 12 below.

8.2For purposes of this Agreement, "Confidential Information" means proprieta1y or confidential information of Company in whatever form, whether recorded or merely remembered, and whether or not marked or otherwise designated as confidential, that is not otherwise generally known to the public, relating or pertaining to Company's business, projects, products, programs, designs, content, customers, suppliers, inventions, or trade secrets, including but not limited to: Company techniques, technology, practices, procedures, operations, and methods of conducting business; information technology systems and operations; algorithms, software, and other computer code; published and unpublished know- how, whether patented or unpatented; business and financial information; sources of finance or suppliers; personnel information; strategic information customer and prospect lists, including prospective, current, and past customers and prospects; information concerning Company's business partners; identify of customers and other customer information; contract terms; licenses; Company pricing policies and strategies; market surveys; marketing and sales plans, strategies and materials; research projects or developments; products; legal affairs; and future plans relating to any aspect of Company's present or anticipated businesses.

8.3Executive will preserve as confidential any information that Executive has learned or obtained from a third party or relating to a third party (such as a client, customer, affiliate, partner, advisor, investor, or vendor) that is not readily available to the public or that Company is obligated to treat as confidential, and Executive will treat such information as Confidential Information.

8.4NOTICE of lmmunity for Certain Confidential Disclosures of Trade Secrets.

Executive is notified of the following provisions of 18 U.S.C. § 1833(6):

(a)Immunity.-An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(i) is made---{A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(b)Use of trade secret information in anti-retaliation lawsuit-An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual---{i) files any document containing the trade secret under seal; and (i) does not disclose the trade secret except pursuant to court order.

9.Return of Company Property. Executive represents and warrants that Executive has turned over and/or will turn over by the Effective Date or a date agreed to by both parties to Company all property that Executive received from Company or that Executive generated in the course of Executive's relationship with Company (collectively referred to as "Company Property") and that Executive has not provided any Company Property to anyone without authorization of Company. Company Property includes, without limitation, documents, computers, electronic media, keys, credit cards, lists and databases indicating parties who have relationships with Company, and all copies thereof. Executive also warrants that there are no personal charges on Executive's Company credit card if the Executive was issued such a credit card.

10.Confidentiality of Agreement; Non-Disparagement.

10.1Executive agrees that Executive will not disclose to any other person any information regarding the existence or substance of this Agreement, except that Executive may discuss the terms of this Agreement with Executive's spouse or domestic partner (if any), tax advisor, or attorneys, provided they agree to keep that info1mation strictly confidential. Executive affirms and warrants that Executive has not made any prior disclosures that would violate this obligation of confidentiality.

10.2Executive agrees that Executive will not make or publish, or cause to be made or published, any communication, written or otherwise, that disparages, criticizes or reflects adversely on Company or any of its officers, directors, employees, advisors, investors, successors or assigns, or engage in activities detrimental to Company's interest including, without limitation, discussing any Released Party or Executive's separation from Company with Company's suppliers, customers, advisors, investors or business pa1tners, or on social media. Fu1ther, Executive agrees not to engage in any communications regarding the Released Parties on social media or any professional network sites. Company agrees that its CEO will not, and it will instruct its other officers, directors and employees not to, make or publish, or cause to be made or published, any communication, written or otherwise, that disparages, criticizes or reflects adversely on Executive.

10.3The obligations under this Section 10 are in addition to any obligations imposed under prior agreements and under federal or state laws. This Section 10 is not intended to restrict Executive from making truthful disclosures as may be required or permitted by law or legal process (including in connection with a government investigation or proceeding before any administrative department or agency, or to enforce the terms of this Agreement or as provided in Section 12 below). Further, nothing in this Agreement prohibits communications needed in connection with Company business, nor prohibits Company from making disclosures required by law or legal process, including, without limitation, to respond to lawful inquiries by government agencies, to defend against legal claims or litigation of any kind, or to enforce the terms of this Agreement.

10.4Executive understands and agrees that the confidentiality of this Agreement and this non-disparagement provision are an important pa1t of the consideration Executive is giving to Company in this Agreement and for which Company is providing the Separation Benefits.

11.Cooperation.

11.lTo the extent reasonably requested by Company, Executive will cooperate with Company in connection with matters arising out of Executive's service to Company and its Affiliates; provided that, Company will make reasonable effo1ts to minimize disruption of Executive's other activities. Company will reimburse Executive for reasonable expenses incurred in connection with such cooperation and Company will compensate Executive at an hourly rate based on Executive's base salary as of the Separation Date.

11.2Subject to Section 12 below, Executive also agrees that, in the event Executive is subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding or otherwise) which in any way relates to Executive's employment or engagement by, or provision of services for, Company or any of its Affiliates, unless contrary to law, Executive will give prompt notice of such request to Company and will make no disclosure until Company has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

12.Reports to Government Entities; Protected Disclosures. Nothing in this Agreement is intended to restrict or prohibit Executive from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the EEOC, the DOL, or the SEC, or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. Further, noting in this Agreement prohibits Executive from testifying in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment, in the event Executive has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature. In addition, it does not prevent Executive from disclosing information about sexual assault, sexual harassment, workplace harassment or discrimination based on sex or failure to prevent such conduct, or retaliation for repotting harassment or discrimination based on sex. Executive is not required to obtain the prior authorization of Company to engage in conduct protected by this Section 12, and Executive is not required to notify Company that Executive has engaged in such protected conduct.

13.Neutral References; Company Records. Executive will direct any employment verification and reference inquiries to Michael Menerey, Chief Financial Officer or any successor Chief Financial Officer. Company will respond by providing only Executive's dates of employment, last position held with Company, and final salary. Company will provide additional information upon receipt of a written request from Executive.

14.Non-Admission of Liability. Execution of this Agreement by Company and Executive does not constitute any admission of liability, obligation, wrongdoing, or unlawful conduct by Company, any of the Released Parties or Executive.

15.Indemnification. Company will, to the maximum extent permitted by law, indemnify and hold Executive harmless against expenses, including reasonable attorney's fees, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of Executive's employment by Company. Executive will be entitled to utilize defense legal counsel of his choice, subject to the approval of Company, which approval will not be unreasonably withheld. Company will at all times maintain directors' and officers' liability insurance ("D&O Insurance"), or have sufficient funds to self-insure, in amounts and on terms at least as favorable as the D&O Insurance policy in effect on the date hereof.

16.Period for Review. Executive will have a period of twenty-one (21) days from the date of receipt of this Agreement in which to consider the terms of this Agreement before signing it and after signing, Executive is entitled to revoke the Agreement as provided under Section 17 below. Executive may (solely at Executive's discretion) elect to waive a portion of this consideration period but may not sign this Agreement any earlier than the Separation Date. The parties agree that any revisions to this Agreement will not reset the applicable review period. Executive has been advised that this Agreement contains a waiver of certain important legal rights and that Executive should consult with an attorney prior to signing this Agreement. By signing below, Executive expressly acknowledges that Executive has consulted with Executive's own legal counsel or has knowingly and willingly elected not to do so.

17.Right to Revoke Agreement. Executive may revoke this Agreement within seven (7) days of the date Executive signs this Agreement. If this Agreement has not been revoked within such seven (7) day period, it becomes effective on the eighth (8th) day (the "Effective Date"). Revocation can be made by delivering a written notice of revocation to the attention of Michael Menerey. For this revocation to be effective, written notice must be received by the above-referenced individual no later than the close of business on the seventh (7th) day after Executive signs this Agreement. If Executive fails to sign this Agreement or revokes this Agreement, it will not be effective or enforceable and Executive will not receive the Separation Payment.

18.Notices. Notices and all other communications contemplated by this Agreement must be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Executive, mailed notices must be addressed to Executive at the home address that Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices must be addressed to Michael Menerey, or any successor Chief Financial Officer.

19.Arbitration. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION, BEFORE JUDICIAL ARBITRATION AND MEDIATION SERVICES ("JAMS"), PURSUANT TO ITS THEN-CURRENT EMPLOYMENT ARBITRATION RULES & PROCEDURES ("JAMS RULES"), AVAILABLE AT WWW.JAMSADR.COM. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE COMPANY SHALL PAY THE COSTS AND EXPENSES UNIQUE TO SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS

RESPECTIVE COUNSEL FEES AND EXPENSES, EXCEPT AS PROVIDED HEREIN. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY, TO THE EXTENT PERMITTED BY LAW. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAYING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE, PENDING ARBITRATION.

20.Remedies. If Executive breaches this Agreement, Company reserves the right to revoke the Separation Payments unless prohibited by law. If Executive files any lawsuit or arbitration based on legal claims that Executive has released, Executive will pay for all actual costs incurred by the Company, any Affiliates, or the directors or Executives of Company or its Affiliates, including all actual attorneys' fees to enforce any provisions or to defend against any claim by Executive except with regard to a claim by Executive challenging the validity of this Agreement in connection with a claim under the Age Discrimination in Employment Act. Subject to the arbitration provisions in Section 19, either Party shall be entitled to seek any legal and equitable relief for violation of this Agreement, including but not limited to damages, specific performance and injunctive relief. The Parties agree that any breach of Sections 8 (Non-Disclosure), 9 (Company Property) or 10 (Confidentiality; Non-Disparagement) may cause the other Party irreparable harm for which there is no adequate remedy at law. As a result, subject to the arbitration provision in Section 19, the Parties will be entitled to the issuance by an arbitrator or court of competent jurisdiction of an injunction, restraining order, or other equitable relief, without the necessity of posting a bond, restraining the other Party from committing or continuing to commit any such violation. Nothing in this Agreement will limit the remedies available to the Parties. The restrictions in this Agreement are independent of any other provision of this Agreement and will be enforceable whether or not a Party may have or purport to have any claim against the other Party.

21.Modification; Severability; Waiver. If any provision of this Agreement constitutes a violation of any law or is or becomes unenforceable or void, then such provision will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable, or void, and such provision will otherwise be enforced to the fullest extent permitted by law. If such modification is not possible, such provision (except for the release in Section 5), to the extent that it is in violation of law, unenforceable, or void, will be deemed severable from the remaining provisions of this Agreement, which will remain binding. No waiver by either Party of any breach by the other Patty of any condition or provision of this Agreement shall be deemed a waiver of any other provision or condition, nor shall the failure of or delay by either of the Parties in exercising any right, power, or privilege under this Agreement operate as a waiver to preclude any other or further exercise of any right, power, or privilege.

22.Binding Agreement; Successors; Assignment. The provisions of this Agreement will be binding upon Executive, Company and their successors, assigns, heirs, executors, and beneficiaries. Company may assign this Agreement and Executive hereby consents to any such assignment.

23.Third Party Beneficiaries. All current and future Company Affiliates are intended third party beneficiaries of Executive's covenants and promises in this Agreement and have enforceable rights and remedies under this Agreement.

24.Section 409A Compliance. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A") or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Any payments to be made under this Agreement upon a termination of employment shall only be made if such termination of employment constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non- compliance with Section 409A.

25.Governing Law; Venue. Executive and Company agree that this Agreement and any interpretation thereof will be governed by the laws of the State of California, without regard to choice of law provisions. Subject to the mandatory arbitration provisions in Section 19, each Party irrevocably consents to exclusive jurisdiction and venue in the state and federal courts located in, California with respect to any action, claim, or proceeding arising out of or in connection with this Agreement, with the exception of requests for temporary or preliminary injunctive relief, which may be sought in any appropriate court with jurisdiction, but only if such relief could not he issued and made immediately binding against the party sought to be enjoined by the state and federal courts located in California.

26.Entire Agreement/ Reaffirmation of Post-Employment Obligations. This document constitutes the entire agreement between Executive and Company pertaining to Executive's employment with Company or the separation of the employment relationship, except as otherwise provided herein.

Company and its Affiliates have made no promises to Executive other than those contained in this Agreement. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matters; provided that nothing in this Agreement is intended, or will be construed, to waive or in any way limit Executive's obligations to Company and its Affiliates pursuant to any Company or Affiliate policies, agreements between Executive and Company or its Affiliates, and all applicable laws to protect the confidentiality of the confidential information of Company, its Affiliates and the other Released Parties, to assign intellectual property rights to them, or otherwise protect their intellectual property and/or business interests.

27.Knowing and Voluntary Agreement. Executive warrants and represents that:

(a)Executive has carefully read this Agreement and finds that it is written in a manner that Executive understands; (b) Executive knows the contents of this Agreement; (c) Executive is and has been advised to consult with Executive's attorney before signing this Agreement and has done so or has knowingly and voluntarily waived the right to do so; (d) Executive understands that this Agreement is waiving any potential claims under the Age Discrimination in Employment Act and other discrimination statutes, except as provided in this Agreement; (f) Executive has had at least twenty-one (21) days to review and analyze this Agreement and has been given seven (7) days to revoke acceptance; (g) Executive did not rely upon any representation or statement concerning the subject matter of this Agreement, except as expressly stated in the Agreement; (h) Executive understands the Agreement's final and binding effect; and (i) Executive has signed the Agreement as Executive's free and voluntary act.

[Signature Page to Follow]

AGREED, ACKNOWLEDGED AND ACCEPTED this _ day of October 2020.

EXECUTIVE:	ON BEHALF OF ADOMANI, INC.:
JAMES L. REYNOLDS	PHILLIP OLDRIDGE, CHIEF E:JCECl.JTIVE OFFICER.

Signature:	Signature:
Dated: lo •30 - 2O20	Dated: 10/30/2020